Exhibit 8.1

Subsidiaries and Consolidated Variable Interest Entities of the Registrant

Wholly-Owned Subsidiaries:

•                  Sogou (BVI) Limited, incorporated in the British Virgin Islands

•                  Beijing Sogou Technology Development Co., Ltd., incorporated in the PRC

•                  Sogou Hong Kong Limited, incorporated in Hong Kong

•                  Vast Creation Advertising Media Services Limited, incorporated in Hong Kong

•                  Beijing Sogou Network Technology Co., Ltd., incorporated in the PRC

•                  Sogou Technology Hong Kong Limited, incorporated in Hong Kong

•                  Tianjin Sogou Network Technology Co., Ltd., incorporated in the PRC

•                  Sogou (Shantou) Internet Microcredit Co., Ltd., incorporated in the PRC

•                  Sogou (Hangzhou) Intelligent Technology Co., Ltd.,  incorporated in the PRC

•                  Hefei Jing Hong Yun Zhi Network Technology Co., Ltd., incorporated in the PRC

•                  Shanghai Sogou Network Technology Co., Ltd., incorporated in the PRC

Consolidated Variable Interest Entities:

•                  Beijing Sogou Information Service Co., Ltd. incorporated in the PRC

•                  Shenzhen Shi Ji Guang Su Information Technology Co., Ltd., incorporated in the PRC

•                  Beijing Shi Ji Si Su Technology Co., Ltd., incorporated in the PRC

•                  Chengdu Easypay Technology Co., Ltd., incorporated in the PRC

•                  Hainan Sogou Information Technology Co., Ltd., incorporated in the PRC